SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    March 12, 2009

PATIENT PORTAL TECHNOLOGIES, INC.
(Exact Name of Registrant As Specified In Its Charter)

DELAWARE	333-107826	02-0656132
(State of Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8276 Willett Parkway, Baldwinsville, NY	13027
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (315) 638-6708

DISCLOSURE FOR FORM 8-K

Section 8 – Other Events

Item 8.01 Other Events. On March 11, 2009, the Company agreed upon a term sheet, subject to definitive documentation, to restructure all of its approximately $7,000,000 of convertible debt owing to Dutchess Private Equity Fund Ltd., retire all of the Dutchess outstanding warrants currently exercisable into up to 22,086,826 shares of common stock) and release Dutchess’s lien in the Company’s assets.

In return for restructuring its convertible debt, retiring its warrants and releasing its collateral Dutchess will receive up to $500,000 of cash at closing, be issued $7.5 million of convertible Preferred Stock and 4% of the Company’s outstanding common stock. The Preferred Stock will have an annual 8% dividend, payable in additional shares of Preferred Stock, and will be convertible at Dutchess’ option into 35% of the Company’s common stock.  The Company will have the right to redeem up $1 million of the Preferred Stock prior to conversion.  The Company hopes to close the transaction within the next few weeks.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Press Release

SIGNATURES

Pursuant  to the  Requirements  of the  Securities  Exchange  Act of  1934,  the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

DATED: March 12, 2009	PATIENT PORTAL TECHNOLOGIES, INC.

	By:	/s/ Kevin Kelly
Kevin Kelly
President